EXHIBIT 8.1

www.stinson.com
1201 Walnut, Suite 2900
Kansas City, MO 64106-2150
Tel (816) 842-8600
Fax (816) 691-3495
October 26, 2007
Quest Energy Partners, L.P.
9520 North May Avenue, Suite 300
Oklahoma City, OK 73120

Re:	Quest Energy Partners, L.P.
Registration Statement of Form S-1
Ladies and Gentlemen:
     We have acted as counsel to Quest Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the offer and sale of common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Registration Statement on Form S-1 and the amendments thereto (Commission File No. 333-144716) being collectively referred to herein as the “Registration Statement” to which this opinion is an exhibit. In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Registration Statement.
     We hereby confirm that all statements of legal conclusions contained in the Discussion reflect the opinion of Stinson Morrison Hecker LLP with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications and limitations set forth therein.
     In providing this opinion, we have examined and are relying upon the truth and accuracy at all time of the statements, covenants and representations contained in (i) the Registration Statement, (ii) a representation letter provided to us by the Partnership in support of this opinion, and (iii) other information provided to us by the Partnership and the general partner of the Partnership, Quest Energy GP, LLC.
     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.
Very truly yours,
STINSON MORRISON HECKER LLP
/s/ Stinson Morrison Hecker LLP
KANSAS CITY
OVERLAND PARK
WICHITA
WASHINGTON, D.C.
PHOENIX
ST. LOUIS
OMAHA
JEFFERSON CITY